SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

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Check the appropriate box:

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( ) Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


The Bureau of National Affairs, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(X) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transactions applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction  computed pursuant to
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( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

 1)    Amount Previously Paid:

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

                     THE BUREAU OF NATIONAL AFFAIRS, INC.

Cynthia J. Bolbach                                                (202) 452-4580
Corporate Secretary                                           Fax:(202) 452-4226
                                                         E-mail:cbolbach@bna.com




                                            March 24, 2000



TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.

    You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 15, 2000, at 10:00 a.m., at the Washington Monarch Hotel, 2401 M Street N.W., Washington, D.C., to elect the 15 members of the Board of Directors, to vote on a resolution submitted by a stockholder, and to transact such other business as may properly be brought before the meeting.

     An annual report, which includes financial statements for the year ended December 31, 1999, is enclosed for your information. Also enclosed are a proxy statement and a proxy form/envelope and ballot. The number of shares of Class A common stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope and ballot carefully.

     The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy forms/envelopes and ballots will be sent directly to KPMG LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the forthcoming annual meeting. IF YOU MAIL YOUR BALLOT, PLEASE DO SO NO LATER THAN APRIL 7, to ensure that the ballots are received in time to be counted.




                                            Cordially,

                                            s/Cynthia J. Bolbach
                                            --------------------
                                            Cynthia J. Bolbach

Enclosures

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 15, 2000

                        THE BUREAU OF NATIONAL AFFAIRS, INC.
                              1231 25th Street, N.W.
                              Washington, D.C. 20037

                               GENERAL INFORMATION

        Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors and for voting on the stockholder proposal), is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the Washington Monarch Hotel, 2401 M Street, N.W., Washington, D.C. on Saturday, April 15, 2000 and at any adjournments of such meeting. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, regular mail, e-mail, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 24, 2000. An annual report, including financial statements for the year ended December 31, 1999, is enclosed with this proxy statement.

        The Corporation has 6,700,000 authorized shares of Class A voting common stock ($1.00 par value), 5,300,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 1,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 25, 2000, are entitled to vote at the meeting or any adjournment thereof. On such date, there were 3,510,977 shares of Class A common stock outstanding. Holders of Class A common stock will vote as a single class at the annual meeting, and each outstanding Class A share will entitle the holder thereof to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given thereon, if any. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. IF YOU MAIL YOUR BALLOT, PLEASE DO SO BY APRIL 7, 2000. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable, at any time before the presiding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

        A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting. Class A shares represented by properly-executed proxies, including those Class A shares held in the stockholder's name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy. If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to not vote those shares. A plurality of the votes cast is required for the election of directors, as discussed below. The stockholder proposal (and any other matter appropriately presented at the meeting) must be approved by a majority of the Class A shares outstanding and entitled to vote at the meeting. With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote. With respect to all other matters, abstentions will have the effect of a vote against the relevant proposal. For further information concerning voting, see Section VII, Voting Procedures.

                            I. ELECTION OF DIRECTORS

        Fifteen directors of the Corporation are to be elected at the 2000 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's By-Laws, the 12 nominees among all the nominees who are Corporation stockholders, and the three nominees among all the nominees who are not Corporation stockholders, who in each case receive the highest number of votes cast for nominees in that category, shall comprise the 15-member Board of Directors. If no directions are indicated on the ballot for the election of directors, the stockholder shall be deemed to have withheld authority to vote for any nominees.

            STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND NOMINEES FOR 12
                "INSIDE" DIRECTORSHIPS (FURTHER INFORMATION ABOUT
                       THE NOMINESS IS CONTAINED IN THE
             BIOGRAPHICAL SKETCHES SECTION OF THIS PROXY STATEMENT)


                                                         Shares of common stock
                                                         beneficially owned on
                                                         March 1, 2000, and % of
Name and, if                                             outstanding shares of
applicable, year             Offices with the            class (All shares are
first served as              Corporation or              Class A except as
a Director              Age  its subsidiaries            indicated)
------------------     ----  -----------------           -----------------------
Thomas W. Ball           46  Market Manager              13,953       0.40 (a)
                             Human Resources Services

William A. Beltz         70  Chairman of the Board       63,500       Class B
*  1967                                                               1.48

Chet A. Benash           49  Regional Manager             2,912       0.08
                             New England, Empire Regions

Eunice Lin Bumgardner    39  Vice President and           6,766       0.19
                             General Counsel

Richard H. Cornfield     52  Executive Director           5,358       0.15
*  1998                      Legal Publishing Group

Sandra C. Degler         60  Vice Chairman of the        60,351       Class A
*  1990                      Board;Chairman, Tax                      1.74
                             Management Inc.             60,209       Class B
                                                                      1.40 (a)

Jack Jenc                57  President, The McArdle      26,762       0.77
*  1995                      Printing Co.

Eileen Z. Joseph         52  Editorial Director           5,736       0.17
*  1995                      Business Development Unit

                                                          Shares of common stock
                                                         beneficially owned on
                                                         March 1, 2000, and % of
Name and, if                                             outstanding shares of
applicable, year             Offices with the            class (All shares are
first served as              Corporation or              Class A except as
a Director              Age  its subsidiaries            indicated)
------------------     ----  -----------------           -----------------------

George J. Korphage       53  Vice President and          44,475       1.28
*  1988                      Chief Financial Officer

Gregory C. McCaffrey     39  Vice President and           9,091       0.26
*  1997                      Editor-in-Chief

David P. McFarland       45  President, Tax               4,746       0.14
                             Management Inc.

James R. Schneble        45  Controller                   7,812       0.22

Pat Swords               54  Vice President of Sales      31,535      0.91
*  1991                      and Marketing

Robert L. Velte          52  Vice President for            7,287      0.21
*  1996                      Strategic Development

Paul N. Wojcik           51  President and                24,332      0.70
*  1989                      Chief Executive Officer

Dean M. Zadak            40  Director, Sales               3,665      0.11
*  1999


     Stock Ownership of Nominees for Three "Outside" Directors


                                                          Shares of common stock
                                                         beneficially owned on
                                                         March 1, 2000, and % of
Name and, if                                             outstanding shares of
applicable, year             Offices with the            class (All shares are
first served as              Corporation or              Class A except as
a Director              Age  its subsidiaries            indicated)
------------------     ----  -----------------           -----------------------

Frederick A. Schenck     71  Consultant                      -0-
*  1991

Daniel W. Toohey         60  Senior Counsel                  -0-
*  1991                      Dow, Lohnes & Albertson

Loene Trubkin            57  Consultant                      -0-
*  1985

* Member of Present Board

(a) Mr. Ball and Mrs. Degler's shares include 5,611 Class A shares, and 60,209 Class B shares, respectively, owned by their spouses. These shares may be deemed to be beneficially owned by the nominees under the rules and regulations of the Securities and Exchange Commission. The nominees, however, disclaim beneficial ownership of the BNA shares owned by their spouses.

        As of March 1, 2000, all directors and executive officers as a group beneficially owned 295,756 shares of Class A common stock, or 8.53 percent of the outstanding Class A shares, and 123,709 shares of Class B common stock, or
2.89 percent of the outstanding Class B shares. These share totals include 60,209 Class B shares held by a spouse of a person in the group, who disclaims beneficial ownership of all such shares.

        As of March 25, 2000, 4,286,668 shares of Class B common stock and 296,847 shares of Class C common stock were outstanding.

        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCAHNGE ACT OF 1934. Based on a review of Statements of Beneficial Ownership of Securities on Forms 3, Forms 4, and Forms 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.


II.  INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

        The Board of Directors met 11 times during 1999. No director attended fewer than 75 percent of the aggregate of 1) the total number of meetings of the board; and 2) the total number of meetings held by all committees upon which he or she served.

     AUDIT COMMITTEE. The Audit Committee makes recommendations to the board concerning the selection, retention, or termination of the independent auditors; reviews the proposed audit scope and the final report of the independent auditors; reviews the schedule of fees covering audit and nonaudit services performed by the independent auditors; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; and performs such other duties as may be directed or authorized by the board from time to time. During 1999, the Audit Committee met five times. Members of the Audit Committee are Messrs. Schenck, Toohey, and Ms. Trubkin.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, advises and aids the officers of the Corporation in matters concerning management of the business. During 1999, the Executive Committee met five times. Its members are Messrs. Beltz, Korphage, Wojcik, Ms. Gill, and Mrs. Degler.

     EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and its Chief Executive Officer, and reviews the salaries of executive officers. During 1999, the Executive Compensation Committee met three times. Its members are Messrs. Schenck, Toohey, and Ms. Trubkin.

      NOMINATING COMMITTEE. The Nominating Committee consists of three members of the Board of Directors and two employee-stockholders who are not members of the board. A new committee is named each year to nominate candidates for election to the board. The committee met for this purpose in January. The members of the Nominating Committee for the 2000 election of directors were Gregory C. McCaffery, chair; Sally W. Block, Richard H. Cornfield, Kathleen D. Gill, and Audrey C. Hipkins. A report of the committee's selections for nominees, together with a summary of the Corporation's By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations to the Nominating Committee, were mailed to each Class A stockholder. Stockholder nominations made in accordance with the By-Laws and received by the Nominating Committee at least 30 days prior to the annual meeting are included in the final list of nominations in this Proxy Statement.

        III. PROPOSED RESOLUTION SUBMITTED BY A STOCKHOLDER

   The company is not responsible for the contents of the stockholder proposal or the accompanying statement of support.

 THE FOLLOWING RESOLUTION IS SUBMITTED BY CLASS A STOCKHOLDER NEIYNA CHOTIKUL:

     RESOLVED, that the shareholders request that the Board of Directors:
     (1) promptly retain a qualified independent advisor, such as a leading investment banking firm, for the purpose of soliciting offers to acquire the company by sale or merger; and
     (2)promptly take action on the resulting offers consistent with its responsibilities under applicable law.


Proponent's statement in support of proposal:

      This resolution offers all shareholders an opportunity to urge the Board of Directors to hire an expert to place a realistic value on our investment and to see whether any other organization is interested in acquiring the "crown jewel" in the information industry.

      If there is interest in an acquisition, then all three classes of shareholders will have to approve, by majority vote in each class, any proposal to acquire BNA. We, the shareholders, who have invested our savings in BNA, should decide on the future of our company.

      BNA and its shareholders have reached a critical crossroad, and the time is right for every shareholder to consider whether employee ownership, which has served us very well for over half a century, has outlived its usefulness and now inflicts undue risks on shareholders in every class of stock.

      The corporate structure of BNA, developed and constructed immediately after World War II, may be ill equipped to respond to a different economic, technical, and market environment at the dawn of the 21st Century.

      Upheaval in the publishing industry during the 1990s has caused our competitors to reorganize and restructure their operations and our customers to change their expectations in fulfilling their information needs. The rapid evolution of technology and the high price tag of acquiring and implementing new technologies have affected all publishers and their customers.

      Our core publishing business is showing several disturbing trends that cloud prospects for our long-term success under the current BNA structure. Many traditional BNA services are either static or shrinking in circulation, and recent new services have proven to be disappointing. The switch from print products to electronic products has further clouded our ability to accurately measure circulation growth. These are just a few of the factors that are affecting BNA's ability to grow revenue, which is fundamental and critical to the long-term success of any business.

      The nature of our competitors and the process of competition in our market have changed radically over the past 10 to 15 years. All our traditional competitors have been acquired by large multinational publishing organizations, with access to vast sums of capital and cutting-edge technology. There is a serious concern about BNA's ability to compete with these multinational publishers. Our future and even our very survival are dependent on being able to make huge investments in today's rapidly changing technologies. At the same time, new start-up companies take aim at our traditional pastures to skim cream off our markets. BNA's situation is like being squeezed by some giants while being nibbled on the ankles by ducks. Our big competitors have the financial and technological resources to stay at least one or two jumps ahead of BNA. Our small competitors have the flexibility and the nimble feet to adjust to evolving market conditions to stay ahead of BNA.

      Adoption of this resolution will give every Class A shareholder, Class B shareholder, and Class C shareholder the objective, accurate, and useful information on the value of his or her investment in BNA. This information on the value of BNA will empower every shareholder whether he or she is an employee, retiree, or former employee of a divested subsidiary. Adoption of this resolution does not mean the immediate sale of BNA. If there is a proposal to acquire BNA, all shareholders will be required to vote on that matter, which would require a majority vote by Class A shareholders, Class B shareholders, and Class C shareholders.

      I urge you to vote "Yes" on this proposal to give you information on the value of our investment.

Board of Directors' statement in opposition to the stockholder proposal:

      THE BOARD BELIEVES THE PROPOSAL IS NOT IN THE BEST INTERESTS OF BNA OR ITS STOCKHOLDERS AND RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

       The proposal requests that the Board retain a qualified investment advisor, such as an investment banking firm, for the purpose of soliciting offers to acquire BNA by sale or merger, and promptly take action on the resulting offers consistent with its responsibilities under applicable law. Accordingly, if the proposal is adopted, the Board will interpret its passage as an expression of stockholder intent that the company be sold, and it will take steps to begin that process. There is no way to obtain a hypothetical or "potential" valuation of BNA or any other company. BNA can find out what a buyer would pay only if BNA says that it is for sale -- at which point it will be and a fair market value is then arrived at by negotiation.

      Being forced to act in response to the passage of this specific proposal means that the Board would be negotiating from a position of weakness, not a position of strength. Although the sale of the company would ultimately be subject to stockholder approval in accordance with the company's Articles and By-Laws, putting BNA "into play" would initiate a series of events that could gather momentum and be difficult to reverse.

      The very process of obtaining bids for BNA - even if stockholders ultimately vote against a sale - will be highly disruptive to BNA's operations. The process would distract senior management and would likely have an adverse impact on employee morale and efficiency. Moreover, the process would require BNA to permit bidders, including BNA's direct competitors, to review competitively sensitive information. Although this review would be subject to confidentiality agreements, the risk of disclosing confidential information to direct competitors should not be taken lightly.

      A sale of the company may result in a one-time capital gain to stockholders. It may also imperil some or all of the substantial employee and retirement benefits now available. The Board has been advised by outside counsel that if it initiated an active bidding process for the company, the Board would be subject to a duty to obtain the best value reasonably available to stockholders. Accordingly, in evaluating offers and determining which offer to submit to stockholders, the Board could not legally take into account the interests of employees and retirees in continuing employment or in maintaining existing benefits.

      Most  important,  the  Board  disagrees  with  the  proposal's  underlying premise: the belief, or fear, that BNA cannot compete in the current marketplace. Since 1995, when shareholders decisively reaffirmed their commitment to employee ownership, BNA's financial results have demonstrated that BNA can not only compete and survive in this marketplace, it can thrive.

      BNA's revenues in 1995 were $226 million; by 1999, they had grown to $281 million. Operating profit in 1995 was $10 million (excluding an accounting adjustment); in 1999, $23 million, a total growth of 130% for the four years. Earnings per share have grown 87% during this period, a 17% average annual growth rate. These are the financial results of a company that has competed very successfully.

      BNA has totally retooled its product line so that, in 2000, over 40 percent of our publishing revenue come from electronic products - and that number will continue to grow as more products move to the Web. BNA was able to absorb substantial Year 2000 costs, and still provide significant returns to shareholders. BNA has revamped its sales and marketing efforts, restructured its information technology units, and reorganized its editorial operations - all strategies designed to achieve continued operating efficiencies and revenue growth. BNA has established a network of publishing subsidiaries to target potential subscribers, and revenue sources, that the parent company traditionally has been unable to reach. These facts, not fear, should govern the fate of this proposal.

      The Board is very much aware of, and continually monitors, the competitive environment in which BNA operates. It is very much aware that continuing technological change will affect BNA processes, products, and customers, and it has a well-earned confidence in the capability and resolve of BNA employees and stockholders to adapt to those changes. It is very much aware that investment in BNA stock constitutes the primary means for financial gain and a prosperous retirement for most BNA stockholders, including those stockholders who serve on the Board. The Board believes at this time that BNA is well-positioned to continue its tradition of providing stockholders with a productive and stable investment through employee ownership.

      IN VIEW OF THE FOREGOING, THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL.

Vote required for adoption:

      The proposed resolution will be adopted if a majority of the Class A shares outstanding and entitled to vote at the annual meeting votes in its favor.

                         IV. EXECUTIVE COMPENSATION

        A. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. Below is information concerning compensation provided by the Corporation to the chief executive officer and the four most highly compensated executive officers of the Corporation in key policy-making positions serving in those positions on December 31, 1999.

                          SUMMARY COMPENSATION TABLE
                                                       Annual Compensation
Name and                                             ---------------------------
Principal Position                    Year           Salary (a)    Bonus (b)
--------------------------------------------------------------------------------
Paul N. Wojcik
        President and                 1999           $ 412,692     $ 11,393
        Chief Executive Officer       1998           $ 390,865     $ 15,338
                                      1997           $ 389,423     $  8,548

Kathleen D. Gill (c)
        Vice President and            1999           $ 217,538     $  6,074
        Editor-in-Chief               1998           $ 204,108     $  8,104
                                      1997           $ 202,508     $  4,855

Pat  Swords                           1999           $ 211,539     $  5,911
        Vice President of             1998           $ 191,288     $  8,086
        Sales and Marketing           1997           $ 180,577     $  9,337


George J. Korphage
        Vice President and            1999           $ 206,154     $  5,764
        Chief Financial Office        1998           $ 195,346     $  7,615
                                      1997           $ 184,000     $  4,405


Daniel C. Horsey   (d)
        Vice President and            1999           $ 191,538     $ 18,189
        Chief Technology Officer      1998           $ 173,365     $  4,370
                                      1997           $ 101,538     $    ---



(a) Based upon 26 pay periods in 1999, 25.5 pay periods in 1998, and 27 pay periods in 1997.

(b) Cash profit sharing, plus any payments from the Corporation's bonus pool.

(c) Ms. Gill retired on Dec. 31, 1999.

(d) Mr. Horsey joined the Corporation in June 1997.

        B. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1999, the members of the Executive Compensation Committee were Messrs. Schenck and Toohey, and Ms. Trubkin. The members of the Committee serve as the board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. None of the members of the Committee had any interrelationships requiring disclosure in this Proxy Statement.

        C.  COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.   The
Executive Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation's Chairman and of its Chief Executive Officer (CEO). The committee, acting for the board, also has the responsibility of approving the recommendations of the CEO concerning the salaries of executive officers. The committee consists entirely of non-stockholder directors.

        The Corporation's management compensation program is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers, including the CEO, and of other managers, base salaries are set at a level that is intended to be generally competitive with other progressive companies in the Corporation's industry and labor market place. The committee does not, however, attempt to place base salaries within any particular strata of salaries paid by competitors.

        The compensation philosophy for executive officers, including the CEO, is the same as that applicable to the Corporation's management employees generally. The merit increase "pool" of 4 percent in 1999 was the same for executive officers as for other management employees.

        The compensation of executive officers during 1999, including the CEO's compensation, was derived from the same sources applicable to all management and supervisory employees of the Corporation: salary and participation in the BNA Employees' Cash Profit Sharing Plan (based upon the same formula used to calculate profit-sharing compensation for all employees). There are no special incentive compensation plans for any corporate officer, including the CEO, nor does any executive officer, or the CEO, receive any non-cash compensation other than benefits such as health insurance that all BNA employees are eligible to receive. The compensation of the Chairman, a retired employee of the Corporation, is derived from fees paid to him for his services as chairman and as a consultant to the Corporation.

        The consulting fee paid to the Chairman in 1999 was recommended by the Executive Compensation Committee and approved by the Board of Directors on December 10, 1998. Salaries for all other executive officers were established by the CEO, with the approval of the Executive Compensation Committee.

Each officer's compensation was based on an evaluation of his or her performance and contribution to departmental and corporate goals, both financial and nonfinancial. In 1999, the CEO determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The CEO allocated, among the executive officers, a merit increase "pool" of 4 percent of total executive officer salaries. The factors used in allocating this "pool" included the officer's current level of compensation, the achievement of agreed-upon objectives for 1998, other challenges met, any unusual aspects of the officer's performance in the past year, and the relationship between the officer's current salary and his/her current level of responsibility. No formula was utilized by the CEO in evaluating any executive officer's performance with respect to these factors.

As is true throughout the company, salary increases outside the merit increase "pool" are granted for promotions into or within the executive officer group, or for expanded job responsibilities for an executive officer within his/her same position.

The BNA Employees' Cash Profit-Sharing Plan distributes a percentage of the operating profit (as defined) to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives, who have their own incentive bonus plans. The amount each employee receives is determined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit-sharing plan has historically provided less than 5 percent of total compensation.

     In determining what it would recommend as the compensation to be paid in 1999 to the chairman and to the CEO, the committee evaluated how well each met the objectives set for themselves, with the committee's help, during 1998. During 1999, the committee developed objectives with the CEO that will serve as the basis for determining compensation for 2000.

The recommendation for the CEO's 1999 compensation was based in part upon the CEO's performance during 1998, in part upon the company's financial performance in 1998 and its progress toward meeting projected five-year financial goals, and in part upon the committee's consideration of an appropriate base salary for the Corporation's CEO, based upon the general compensation philosophy already described. The compensation recommendation also reflected the committee's subjective evaluation of how well the CEO met other goals. No specific formula or specific weighing mechanism was used by the committee in evaluating overall achievement of these goals.

The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors at its meeting on March 11, 1999. After full discussion, the board approved the 1999 compensation for the CEO.

                                      Frederick A. Schenck, Chairman
                                      Daniel W. Toohey
                                      Loene Trubkin

                              D. PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Measurement Period      The Bureau of National   S&P 500           Dow Jones
(Fiscal Year Covered)        Affairs, Inc.        Index         Publishing Index
---------------------   ----------------------   -------        ----------------
Measurement Point--
    12/31/94                    $ 100.00        $ 100.00           $ 100.00
FYE 12/31/95                      116.80          137.60             123.10
FYE 12/31/96                      132.10          169.20             142.50
FYE 12/31/97                      150.90          225.60             210.10
FYE 12/31/98                      178.60          290.10             223.40
FYE 12/31/99                      211.70          351.00             277.60



        The above graph compares the performance of the company's common stock to Standard and Poor's (S&P) 500 Composite Index and the Dow Jones Publishing Index for the last five years, assuming $100 was invested in the company's common stock and each index at December 31, 1994, and that all dividends were reinvested.

E. DIRECTOR'S COMPENSATION. The directors who are employees of the Corporation are not compensated for their services as BNA directors. During 1999, the three board members who are not stockholders -- the "outside" directors -- received an annual retainer of $12,000 for board membership, an annual retainer of $1,000 for chairing board committees, a fee of $1,000 for each board meeting attended, and $500 for each board committee meeting attended, plus reimbursement for travel expenses.

     Each outside director serves on the Audit Committee, chaired by Mr. Toohey, and the Executive Compensation Committee, chaired by Mr. Schenck. Total amounts paid in 1999 to Mr. Schenck, $4,000; Mr. Toohey, $4,000; and Ms. Trubkin, $3,500.

         The outside directors also receive supplemental compensation that is based on the Corporation's financial progress during the director's service on the board. This supplemental compensation is computed by averaging the percentage increase of BNA earnings per share and cash flow per share for the current year compared to the year the outside director joined the board (1990 being established as the base year for the current outside directors). This percentage growth is then applied to the director's board fees earned during the current year to determine the supplemental compensation. Because the supplemental compensation formula is based upon financial measures which influence BNA share price and dividend decisions, the board believes that this compensation more closely aligns the total compensation of the outside directors to the interests of shareholders. Supplemental compensation earnings paid in 1999 were $14,221 to each outside director.

       Mr. Beltz was paid $120,000 during 1999 for his services as a consultant and as Chairman of the Board, Chairman of the Executive Committee, member of the Budget Committee, Corporate Investment Committee, Retirement Plan Investment Committee, VEBA Investment Committee, and member of the boards of directors of The McArdle Printing Company, Inc. and BNA International Inc.


                            V. EMPLOYEE BENEFIT PLANS

        EMPLOYEES' RETIREMENT PLAN. The summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") for the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

        The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation. The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.

        The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference will be paid from general corporate funds.

        The following table illustrates the estimated annual benefits payable upon retirement from the Retirement Plan and general corporate funds upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.


                                  Years of Service

Average Annual
Compensation*               10                20                30
--------------------------------------------------------------------------------

$ 100,000                $ 12,200         $ 24,400          $ 36,600
  200,000                  24,400           48,800            73,200
  300,000                  36,600           73,200           109,800
  400,000                  48,800           97,600           146,400

        * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

     For the named executive officers, the compensation included in the calculation of pension benefits is those set forth in Columns (a) and (b) of the Summary Compensation Table. The years of credited service under the Retirement Plan for the employees named in the table above are as follows: Ms. Gill, 29; Mr. Horsey, 2; Mr. Korphage, 27; Ms. Swords, 22; and Mr. Wojcik, 27.


            VI. INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

        The Corporation's independent public accountants for 1998, 1999, and the current year are KPMG LLP. A representative of that firm will be present at the annual meeting of stockholders, with the opportunity to make a statement, if desired, and to respond to appropriate questions.


                            VII. VOTING PROCEDURES

        Enclosed is a ballot and proxy form/envelope to be used in voting for directors and on the two proposals. Instructions for the use of the ballot appear on the ballot.

        Please note that the ballot lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan. Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares. Practically, by returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you. The ballots are opened and counted by KPMG LLP, which will inform the Stock Fund Trustee as to the total number of shares voted in the 401(k) Plan. The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted. Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan. If you return your ballot, but do not vote "for," "against," or "abstain," on the stockholder's proposal, the proxy will be voted "against" the proposal. If you return your ballot, but do not vote for the election of directors, you will be deemed to have withheld authority to vote for any nominees.

        IF YOU WILL VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE BRING THIS BALLOT AND THE ENVELOPE WITH YOU. Use of this particular ballot will expedite the counting of the votes during the course of the meeting.

        Deborah Embrey and Jonathan Rains have been designated by the Board of Directors as the inspectors and judges of the election and of any other vote which may be taken at the annual meeting. The votes for directors, and on the stockholder proposal, will be tallied by KPMG LLP, certified public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, KPMG will seal and store the ballots.

        Announcement of the vote for directors, and of the vote on the stockholder proposal, will be made immediately after the report and certification by the judges. The successful candidates will declared elected as members of the Board of Directors for the ensuing year.

                         VIII. 2001 STOCKHOLDER PROPOSALS

        Except for stockholder proposals relating to nominations for director governed by the Corporation's By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2000 Annual Meeting must be received by the Corporation no later than November 24, 2000. Such proposals should be directed to the Secretary of the Corporation at its principal office in Washington, D.C.

                               IX. OTHER BUSINESS

        The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and voting on the stockholder proposal. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or By-Laws, and subject to any additional requirements imposed by applicable law.

        The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.


                                           By Order of the Board of Directors,

                                           s/Cynthia J. Bolbach
                                           --------------------
                                           Cynthia J. Bolbach
                                           Corporate Secretary
March 24, 2000

                        BIOGRAPHICAL SKETCHES OF NOMINEES

Photo of                  THOMAS W. BALL (46), market manager, human resources
Thomas Ball               services. Ball joined BNA in 1985 as the first
                          marketing manager for BNA PLUS. In 1990 he moved from editorial to sales and marketing and was promoted to product manager for environment and safety services.
                          Since that time he has marketed and launched almost two dozen BNA services in print, CD, and Web, covering environment and safety, employment law, health care, compensation, pensions, benefits, payroll, and human resources. In addition, he worked with the business systems infrastructure while on assignment to the IT/Business Systems Project from 1997-98.

Prior to joining BNA, Ball was vice president of State & Federal Associates, where he was responsible for research and marketing for the government affairs research firm. He also served as a regulatory analyst for a White House task group on regulatory reform. Before moving to Washington Ball was a marketing and major accounts manager for a Sears manufacturing supplier.

Ball holds a B.S. in psychology from St. Joseph's University and a Masters in Public Administration from George Washington University. He and his wife Kathleen, a BNA sales representative since 1992, have three sons.


Photo of                  WILLIAM A. BELTZ (70),  chairman of the board, joined
William A. Beltz          BNA in 1956.  He has been a member of BNA's  Board of
                          Directors since 1967, and prior to his election as an officer of the corporation served as chairman of the board's budget committee. He became a director of Fisher-Stevens, Inc., in 1978, a member of the Tax
                          Management  Inc.  board in 1979,  a  director  of BNA
                          Communications  Inc.  in 1980,  and a director of BNA
                          International Inc. in 1982. Since January 1985, he has been chairman of the board of The McArdle
                          Printing Co., Inc.

                          His BNA career began as a staff editor assigned to the vertical labor services (Construction Labor Report, White Collar Report, Retail Services Labor Report, and Government Employee Relations Report). In 1964 he became managing editor of the four vertical services and Collective Bargaining Negotiations and Contracts. In January 1970 he was named associate editor for labor services and in July 1972 he succeeded Edward H. Donnel as vice president and executive editor. He was elected president in December 1979 and chief executive officer in December 1980.

Beltz is a graduate of Tufts University, Medford, Mass., and did graduate work at The American University, Washington, D.C. He has served on the board of directors of the Information Industry Association, and as a member of the executive council of the Professional and Scholarly Publishing Division of the Association of American Publishers.

Beltz is chairman emeritus of the Washington Theatre Awards Society, which sponsors the Helen Hayes Awards for excellence in theatre arts. He also served as a trustee of The Shakespeare Theatre for eight years. He is a member of the National Press Club and the Economic Club of Washington.

Photo of                  CHET A. BENASH (49), New England and Empire regional
Chet Benash               manager, joined BNA in 1983 as a district sales
                          representative in Philadelphia. He qualified for the Distinguished Sales Award five times. While in the field he served as a legal product specialist and later as a Tax Management specialist. He was also assigned as field sales trainer for the Atlantic, New
                          England, and Capital regions. In 1993 he was promoted to manage the New England Region. In 1999 he was also assigned responsibility for the Empire Region.

Prior to BNA, he worked for Procter and Gamble for two years as a sales representative on Long Island. Later he became a territory manager for Johnson & Johnson, health care division.

He graduated from Lafayette College, Easton, Pa., in 1973, where he received a B.A. in psychology. He has spent more than 10 years as a referee in NCAA Division I-AA football. He has served as president of the local high school officiating chapter and served in several executive committee positions in the NCAA chapter. He currently resides in Marshfield, Mass., with Kathy, his wife of 26 years, and their two daughters.


Photo of                  EUNICE LIN BUMGARDNER (39), vice president and general
Eunice  Bumgardner        counsel,  joined BNA in  1994 as associate  general
                          counsel. She was appointed general counsel in 1995 and elected vice president in 1996. Bumgardner currently serves on the management committee and insurance oversight committee and has served on the retirement plan committee, 1997 collective bargaining team, and as BNA's 1998 United Way chairperson. She also has served on the BNA Washington, Inc. Board of Directors since 1996 and is the corporate secretary of BNAW.

Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae, where she worked in several practice areas including employment/labor, general corporate and employee benefits/ERISA, and was active in the firm's recruiting program. She began her professional legal career with Smith, Heenan & Althen, where she maintained a broad corporate practice. Bumgardner has advised a number of corporate boards of directors, including a large publicly-held company. Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and as a law clerk for Neighborhood Legal Services Corporation in Anacostia. She is the author of several publications including a Tax Management portfolio. Bumgardner is a member of the American Corporate Counsel Association's executive council for the national small law department committee, and serves on the finance committee of her church. She is active in mentoring Georgetown and Emory law students and alumni.

Bumgardner graduated from Emory University, Atlanta, Ga., with a business degree in finance, and received her law degree from Georgetown University in
Washington, D.C. She is admitted to practice in Maryland and D.C. and is an active member of the American Corporate Counsel Association.

Photo of                  RICHARD H. CORNFIELD (53), executive director, legal
Richard Cornfield         publishing group. Cornfield joined BNA in 1974 as an
                          editor for The Family Law Reporter and was named
                          managing  editor of that  service  in 1980.  Cornfield
                          then  served  as  legal  services   division   product
                          development   manager  and  later  as  BNA   corporate
                          planning  and   development   manager.   He  held  the
                          positions of marketing manager and business manager at
                          BNA Books before being  appointed  publisher  there in
                          1991.   He  was  made   executive   editor   of  legal
                          information services last year, and executive director of the newly-formed legal publishing group earlier this year.

Cornfield has been a member of several task forces over the years including the state laws information, BNA's Chemical Regulation Reporter, and Buraff Publications audit committees. He was elected to the BNA board in 1998. Cornfield holds a B.S. in business administration and received his J. D. from the Columbus School of Law, Catholic University of America. He is a member of the District of Columbia Bar.


Photo of                  SANDRA C. DEGLER (60), vice chairman of the board and
Sandra Degler             chairman of the Tax Management board. Presently
                          serving as a consultant to the parent and TM, she has been a member of the BNA board since 1990 and the Tax
                          Management board since 1982. She has also served on the boards of two other BNA subsidiaries.

                          Over her 33-year career with BNA, she has served as president of Tax Management, BNA marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of Occupational Safety and Health Reporter. As president of Tax Management, she oversaw the development of the first personal computer software product for BNA and the first CD service. Previously she was public relations and advertising manager for Blue Cross of Virginia. She has authored various books and articles on OSHA and environmental issues.

She is a member of the BNA board's executive committee, budget committee, and investment committees, and has served on the corporate development committee, the management committee, the publishing system steering committee, and various corporate audit committees.

Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She is a member of the International Fiscal Association and has served on the Advisory Board for the New American Workforce.

Photo of                  JOHN "JACK" JENC (57),  president and CEO of The
John Jenc                 McArdle Printing Co., Inc., a wholly-owned  subsidiary
                          of BNA, began his career at BNA in 1981 as corporate controller. In 1990 he was appointed BNA treasurer, a position he held until March 1998, when he was named chief operating officer at McArdle. He was promoted to president and CEO of McArdle effective January 1, 1999. During his 17 years as a BNA employee, Jenc served on various corporate management committees and has been a member of the board of directors of McArdle since 1985. Jenc is a past president, vice president and member of the board of directors of the BNA
                          Federal Credit Union.

                          Prior to joining BNA, Jenc had a progressive career of diversified government and industry experience in the following positions: operational auditor with the U.S.
General Accounting Office; accountant and auditor with the public accounting firm of Arthur Andersen & Co.; internal audit manager, assistant controller, and then controller for Peoples Drug Stores, Inc.; controller and chief financial officer of Burton Parson & Co., a pharmaceutical manufacturer.

Jenc is an accounting graduate of the University of Gannon, Erie, Pa. He is a CPA and a member of the American Institute of Certified Public Accountants, and the District of Columbia Institute of CPAs.


Photo of                  EILEEN Z. JOSEPH (52), is the editorial director of
Eileen Joseph             the Business Development Unit.  From 1993 until 2000
                          she was the executive editor of the Environment and
                          Safety Services  Information  Division.  Joseph  began
                          her 27 years  with BNA as an  entry-  level  reporter
                          on the staff  of  Occupational   Safety  &  Health
                          Reporter, ultimately  becoming its senior  editor.
                          Appointed to management in 1976, she was in charge of
                          the division's  new products and  developed Job Safety
                          and Health. She continued to develop all the services
                          in the Environment, Safety and Health  Series  (ESHS)
                          including Loss Prevention and Control, Water Pollution
                          Control,  Air Pollution Control,  Chemical  Substances
                          Control, and Insurance and Risk Management, for all of
                          which  she  served  as  managing   editor.   In  1987,
                          following passage of the Superfund amendments, she developed BNA's Right-to-Know Planning Guide and was also its managing editor.

Joseph created, developed, and edited the book Chemical Safety Data Guide. She has also participated in many BNA conferences and chaired a conference on lawsuits under SARA Title III. She has written magazine articles and spoken before many groups on environment and safety regulatory and compliance topics. Six years ago she was appointed coordinator of the interdepartmental group that developed Environment Library on CD (ELCD) which was launched in June 1993, and Safety Library on CD (SLCD) which was launched in September 1994, libraries that are now available on the Web.

She served for four years as a member of the board of BNA Communications Inc. Two years ago she was appointed to the executive committee of the Business Information and Technology Council of the Software and Information Industry Association.

Joseph received a B.A. from George Washington University and did graduate work at G.W. and American Universities while she was a licensed real estate sales representative in Washington, Virginia, and Maryland. She has lectured in art and tutored in English.

She served on the President's Council of Tulane University, and is a member of the Parent Council of Emory University, both groups that consult with these institutions about education and technology. She serves also as a member of Emory's Public Affairs Advisory Council.


Photo of                  GEORGE J. KORPHAGE (53), vice president and chief
George Korphage           financial officer, joined BNA in 1972.  He has been a
                          member of BNA's Board of Directors since 1988. A CPA, he was in public accounting for three years before coming to BNA. He held several accounting and finance management positions at BNA before being elected to his present position in 1988. He serves on several management and planning committees including the corporate development committee, management committee, and the publishing systems steering committee. He is a member of the board's executive committee, and chairs its budget committee and investment committees.
                          In addition, he is a director of BNA International
                          Inc., IOMA, and The McArdle Printing Co., Inc., and chairs the board of BNA Washington, Inc.

                          Korphage is an accounting graduate of Emporia (Kansas)
State University, and did graduate work in finance at the University of Maryland. He is a member of the American Institute of Certified Public Accountants and the District of Columbia Institute of CPAs.


Photo of                  GREGORY C. McCAFFERY (39), vice president and editor-
Gregory McCaffery        in-chief, has been a member of BNA's Board of Directors
                          since 1997. He was named director of marketing and product development in 1996, following the merger of BNA's marketing and product development functions.
                          Prior to the creation of that new division, he served as director of new product development, and as manager of the reference guide development unit. He has served on the board of directors of IOMA and Pike & Fischer, Inc.

                          McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter. He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management. In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual (ADAM). In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and World Wide Web formats.

In the Editorial Department, McCaffery held management positions on the following publication staffs: Daily Labor Report, Labor Relations Week, BNA's Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA's Americans with Disabilities Act Manual.

McCaffery holds a Bachelor of Science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.

Photo of                  DAVID P. McFARLAND (45), joined BNA in 1985 as BNA
David McFarland           software product manager.  Both as product manager and
                          marketing manager for BNA Software, he was instrumental in propelling the BNA Income Tax Planner to its position as the leading tax planning title in the professional tax and accounting industry. Under his leadership, the division transformed its aging product line into state-of-the-art products that have won several awards and become top sellers.

                          In 1992, McFarland became general manager of BNA Software, which has subsequently doubled its revenues while consistently providing outstanding profits for the company. In 1998, he was also named vice president of Tax Management, where he focused on a variety of marketing and product development issues. In February 2000 McFarland was named president of Tax Management.

McFarland also serves on the Tax Management Board of Directors and has been active in several BNA committees.

Prior to joining BNA, McFarland was in practice as a CPA and also worked as a product manager for General Electric Information Services Company. McFarland holds both B.S. and M.B.A. degrees from the University of Virginia.


Photo of                  FREDERICK A. SCHENCK (71), served as vice president
Frederick Schenck         for  personnel, Cunard Line, Ltd. until December 1992.
                          He served the company as a consultant until 1994. Over
                          a   20-year   span,   he   served   in  a  number   of
                          administrative  and human resource-  related positions
                          in New Jersey state government, from personnel officer
                          to director of the agency  that  provides  services to
                          children  and  families.  In 1977 he moved to  federal
                          government  service  and in 1978 became  deputy  under
                          secretary of commerce,  with  responsibility for field
                          coordination  of  Commerce's  programs and delivery of
                          resources and services to state and local  governments
                          and  the   private   sector   in  areas  of   economic
                          development, domestic and international trade, and business development.

In 1979, Schenck became senior vice president, administration, for Resorts International Casino Hotel, with executive responsibilities for personnel management, industrial relations, staff development and training, affirmative action, compensation and benefits.

He continues to serve on the boards of many civic and charitable organizations.

Schenck studied Business Administration at Howard University and holds B.S. and M.A. degrees from Rider College.

Photo of                  JAMES R. SCHNEBLE (45), corporate controller, joined
James Schneble            BNA in 1985 and was named to his present position in
                          1990. Prior to joining BNA, he held management positions in a "Big Five" accounting firm and a high-tech manufacturer.

                          Schneble has served on various committees within BNA, including, since their inception, the Managers in Transition (MIT) program and the Open Book Committee, where the focus has been on providing financial information to the BNA community. He has also been a member of the market strategy group for the Human Resources & Labor and Employment Relations Divisions. He has served on the board of directors of Pike & Fischer, Inc., and is presently a member of the board and treasurer of BNA Washington, Inc..

Schneble is a CPA and a member of the American Institute of Certified Public Accountants. He has an undergraduate degree from Wright State University and a M.B.A. from the Fisher College of Business at Ohio State University.


Photo of                  PAT SWORDS (54), was named vice president of sales and
Pat Swords                marketing in February 1996.  Swords has served on the
                          BNA Board of Directors since 1991, and was a member of
                          the budget  committee in 1994 and 1995.  She currently
                          serves  on  BNA's  corporate   development committee,
                          management   committee,   and  publishing systems
                          steering committee. She began her career as a BNA district sales representative in January 1977 in Denver, Colo., and worked as a sales rep for eight years in Denver, Phoenix and Las Vegas, qualifying for the Distinguished Sales Award every year. In 1985 she was appointed regional manager for the newly-created
                          Mountain Sales Region, a position she held until her 1996 appointment as vice president of sales and marketing.

Swords is a native of West Texas. She attended Stephens College in Columbia, Mo., where she majored in social sciences. After graduation, she was hired as a social worker in the Aid to Families with Dependent Children Program. She entered the sales arena in 1973, when she joined Moore Business Forms.


Photo of                  DANIEL W. TOOHEY (60), is senior counsel to the firm
Daniel Toohey             of Dow, Lohnes & Albertson, Washington, D.C., where he
                          has practiced since 1966.  In 1984, he was appointed
                          its managing partner, a position he held until January
                          1991.  Before  joining  the law \ firm,  he had been a
                          general  attorney  with  the  Federal   Communications
                          Commission. He is senior vice president and general counsel of the World Mortgage Association. He served a three-year term as general counsel to the Greater
                          Washington Area Board of Trade and two terms on its board. He has also served as a trustee and executive committee member of the Federal City Council and president of the Legal Aid Society. He is vice chairman and general counsel of the board of trustees of The Shakespeare Theatre.

He is a graduate of St. Louis University (A.B., 1961; J.D., 1964) and has co-authored the book Legal Problems in Broadcasting (1974) and several articles. He is a frequent lecturer at many universities. He is admitted to practice before the U.S. Supreme Court and in the District of Columbia, and the states of New York and Missouri.

Photo of                  LOENE TRUBKIN (57), president of Sidlo, Inc., consults
Loene Trubkin             with information industry firms on product development
                          and marketing strategies. She has served on the boards of directors of Data Courier, Inc.; Sedgwick
                          Printout Systems Corporation; the Information Industry
                          Association; and BNA subsidiaries Fisher-Stevens, Inc.
                          and Executive Telecom System International.

                          Trubkin joined the BNA Board of Directors in 1985. She
                          serves  on  the  executive   compensation   and  audit
                          committees.

A chartered financial analyst, Trubkin is a Phi Beta Kappa graduate of the University of California at Berkeley, with a B.A. in economics.


Photo of                  ROBERT L. VELTE (52), vice president for strategic
Robert Velte              development.  Velte joined BNA in 1976 and has held
                          various operational and executive positions at BNA.
                          He was appointed president of BNA Communications Inc.
                          in 1986, a position he held until 1994. He was president of BNA International Inc. from 1994 to 1997.
                          He was 1995.  elected to his current position in 1995.

                          As vice president for strategic development, Velte's responsibilities include merger and acquisition activities for BNA and its subsidiaries, strategic alliances, third party distribution relationships, and developing strategic focus at BNA.

                          Velte was elected to the BNA Board of Directors in 1996 and is a member of the board's budget committee and various management committees, including the corporate development committee, management committee, and publishing systems steering committee.

Velte is the chairman of the board of directors of BNA International Inc. where he has served as a director since 1994. Also, he served as a member of the Pike & Fischer, Inc. board for four years.

Prior to joining BNA, Velte was employed by Arthur Andersen & Co. and once served as budget director of Dyncorp. He is a graduate of Purdue University, with a degree in management, and is also a CPA.


Photo of                  PAUL N. WOJCIK (51), president and chief executive
Paul Wojcik               officer. Wojcik was elected to BNA's Board of
                          Directors in 1989. He also serves as a member of the board of directors of BNA International Inc., IOMA, and Tax Management Inc.

                          Wojcik joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. In December 1996, he was elected CEO. He is currently a member of BNA's executive committee, corporate development committee, investment committees, management committee, and publishing systems steering committee.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law. He is a member of the Federal City Council, and serves on the board of directors of Signature Theatre.

Photo of                  DEAN M. ZADAK (40), director, Sales. He is responsible
Dean Zadak                for directing the  efforts of all sales resources  and
                          sales channels within the Sales and Marketing
                          Department. Prior to this position he was the director
                          E-business information solutions division of Sales and Marketing. In this role he created the EBIS sales support structure, the business development unit and the national account program. He was elected to the BNA Board of Directors in 1999.

                          Zadak began his career in 1984 as a district representative in Chicago where he qualified for Rookie of the Year and DSA in every year he was eligible. He was promoted in 1991 to the home office as assistant sales training manager, where he developed a 3-day sales training program designed to increase the productivity of new reps. In 1992 he joined Tax Management as a product manager where he developed the marketing program for, and contributed to the design of, the Tax Management Portfolio Series on CD-ROM and Tax Practice Series on Diskette. In 1993 he was appointed HR and business information services product manager where he developed marketing initiatives for the launch of the Human Resource Library on CD-ROM. In 1995 he was appointed electronic information product manager where he initiated the sales and marketing efforts for BNA's World Wide Web & Lotus Notes products. In 1996 he was appointed director, electronic commerce unit where he managed the delivery, support, and sales and marketing efforts for BNA's Web and Notes Services.
Prior to joining BNA, he was a national account executive with Federal Sign Corp. Zadak is a graduate of Northern Illinois University with a Bachelor of Science degree in finance. He and his wife, Kathleen, are active in their local school district and spend much of their free time with their daughter and her after-school activities.

(INTERIOR ENVELOPE)

THE BUREAU OF NATIONAL AFFAIRS, INC.
CLASS A COMMON STOCK PROXY FORM                  ------------------------------
PROXY SOLICITED BY THE BOARD OF DIRECTORS        Signature of Shareholder
                                                (Sign exactly as shown on label)

I HEREBY APPOINT  DEBORAH W. EMBREY  OR JONATHAN
A. RAINS AS PROXY TO REPRESENT ME AND TO
VOTE ALL THE  SHARES OF CLASS A COMMON STOCK
HELD BY ME ON MARCH 25, 2000, AT THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD ON APRIL
15,2000, OR ANY ADJOURNMENTS THEREOF. MY         ------------------------------
SHARES ARE TO BE VOTED ONLY AS DESIGNATED        Date
BY ME ON THE ENCLOSED BALLOT, WHICH IS MADE
A PART HEREOF, AND I WITHHOLD AUTHORITY TO
VOTE ON ANY OTHER MATTER BROUGHT BEFORE THE
MEETING.

THE BUREAU OF NATIONAL AFFAIRS, INC.        Shares Owned:
   ANNUAL STOCKHOLDERS' MEETING             Regular:
         April 15, 2000                     BNA 401(k) Plan:
         CLASS A BALLOT

                    BOARD OF DIRECTORS ELECTION

INSTRUCTIONS: Place an X in the box after the name of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than three outside candidates and for not more than 12 stockholder candidates.

                           STOCKHOLDER CANDIDATES
CANDIDATES

Ball, Thomas W               1.__      Korphage, George J.*        9.__
Beltz, William A.*           2.__      McCaffery, Gregory C.*     10.__
Benash, Chet A.              3.__      McFarland, David P.        11.__
Bumgardner, Eunice L.        4. __     Schneble, James R.         12.__
Cornfield, Richard H.*       5.__      Swords, Pat *              13.__
Degler, Sandra C.*           6.__      Velte, Robert L.*          14.__
Jenc, Jack *                 7.__      Wojcik, Paul N.*           15.__
Joseph, Eileen Z.*           8.__      Zadak, Dean M.*            16.__

                             * Member of present Board



OUTSIDE CANDIDATES

Schenck, Frederick A.*     17.__
Toohey, Daniel W.*         18.__
Trubkin, Loene *           19.__
--------------------------------------------------------------------------------

                                        STOCKHOLDER PROPOSAL

INSTRUCTIONS:

        The following proposal has been submitted by a stockholder. Specify your vote by marking the appropriate box with an X. If no choice is indicated, this proxy will be voted "Against" the proposal. THE BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THE PROPOSAL.


RESOLVED, that the shareholders request that the Board               ____FOR
of Directors: (1) promptly retain a qualified independent
advisor, such as a leading investment banking firm, for              ____AGAINST
the purpose of soliciting offers to acquire the company by
sale or merger; and (2) promptly take action on the resulting        ____ABSTAIN
offers consistent with its responsibilities under applicable law.








-------------------------------------------------------------------------------

                                    BALLOT INSTRUCTIONS

To vote, you must:    Complete and fold Ballot           Sign and Date Envelope
                      Put it in Proxy Envelope           Seal Envelope